Exhibit 5.1

December 12, 2024

MediaCo Holding Inc.
48 West 25th Street, Third Floor
New York, New York 10010

Ladies and Gentlemen:

We have acted as local Indiana counsel to MediaCo Holding Inc., an Indiana corporation (the “Company”), in connection with the potential issuance and sale by the Company from time to time of shares having an aggregate offering price of up to $2,031,019 (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), all pursuant to that certain At-The-Market Sales Agreement, dated as of December 12, 2024 (the “Sales Agreement”), by and between BTIG, LLC and Moelis & Company LLC, as sales agents (in such capacity, the “Agents”), and the Company.

The Shares are being offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-281481) (as amended on November 22, 2024 and December 4, 2024, the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), which is supplemented by a prospectus supplement (the “Prospectus Supplement”) dated December 12, 2024, all as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares as contemplated by the Sales Agreement and as described in the Registration Statement, the Prospectus and the Prospectus Supplement.  For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Sales Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement.

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MediaCo Holding Inc.
December 12, 2024
Page Two

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, the Prospectus and the Prospectus Supplement, (ii) the Sales Agreement, (iii) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, as amended to date; and (iv) such agreements, instruments, resolutions of the board of directors of the Company or committees thereof, and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification:  (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing any of the documents we have reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with its terms; (vi) any issuance of Shares pursuant to the Sales Agreement will be made in accordance with the parameters set forth in the resolutions of the board of directors of the Company and committees thereof; and (vii) after any issuance of the Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Amended and Restated Articles of Incorporation, as amended to such date.

We have also assumed that the Shares will not be issued (and the Company will not commit to issue Shares) in such quantities to “aliens” (as defined in Article XI of the Company’s Amended and Restated Articles of Incorporation, as amended) as would cause the Company to violate Article XI of the Company’s Amended and Restated Articles of Incorporation, as amended, or that an appropriate ruling has been first received by the Company from the Federal Communications Commission or any successor governmental agency (the “FCC”) to the effect that such issuance by the Company would be authorized under the Communications Act of 1934, as amended, and the rules, regulations, orders and policies of the FCC.

We are qualified to practice law in the State of Indiana.  The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Indiana, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

MediaCo Holding Inc.
December 12, 2024
Page Three

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that if, when and to the extent any Shares are issued and sold by the Company in accordance with the terms and conditions of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement, the Prospectus and the Prospectus Supplement, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Indiana and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K of the Company filed on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement, and to the references to our firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Prospectus Supplement and is not to be relied upon for any other purpose.

Sincerely,

BOSE McKINNEY & EVANS llp

/s/ Bose McKinney & Evans LLP